EXHIBIT 32.0

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Savings Financial Group, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2024 as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. §1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Larry W. Myers
President and Chief Executive Officer
(principal executive officer)

/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer
(principal financial and accounting officer)

December 13, 2024